Exhibit 4.1

Execution Version

XLIT LTD.
as Issuer

XL GROUP LTD
as Guarantor

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 29, 2017 TO THE
SUBORDINATED NOTES INDENTURE DATED AS OF MARCH 30, 2015

FIXED TO FLOATING RATE SUBORDINATED NOTES DUE 2047

FOURTH SUPPLEMENTAL INDENTURE, dated as of June 29, 2017 (the “Fourth Supplemental Indenture”), by and among XLIT Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), having its principal office at O’Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda; XL Group Ltd, a Bermuda exempted company (the “Guarantor”), having its registered office at O’Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda; and Wells Fargo Bank, National Association, a national banking association, as trustee hereunder (the “Trustee”).

WHEREAS, the Company, XL Group plc, an Irish public limited company (the “Original Guarantor”), and the Trustee entered into an Indenture dated as of March 30, 2015 (the “Base Indenture”), providing for the issuance from time to time by the Company of Securities (as defined in Section 1.01 of the Base Indenture) and the Guarantee (as defined in Section 1.01 of the Base Indenture) by the Original Guarantor;

WHEREAS, the Company, the Original Guarantor, the Guarantor and the Trustee entered into a Second Supplemental Indenture dated as of July 25, 2016 (the “Second Supplemental Indenture”), pursuant to which the Guarantor provided the Additional Guarantee (as defined in the Second Supplemental Indenture);

WHEREAS, the Company, the Original Guarantor, the Guarantor and the Trustee entered into a Third Supplemental Indenture, dated August 3, 2016 (the “Third Supplemental Indenture”), pursuant to which the Original Guarantor was released and discharged from its obligations under the Indenture (including the Guarantee provided by the Original Guarantor) and the Securities;

WHEREAS, pursuant to Section 9.01(11) of the Base Indenture, the Company, the Guarantor and the Trustee may enter into supplemental indentures to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to issue a new series of Securities under the Base Indenture and has duly authorized the creation and issuance of this series of Securities and the execution and delivery of this Fourth Supplemental Indenture to modify the Base Indenture and provide certain additional provisions as hereinafter set forth (the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, is hereinafter referred to as the “Indenture”);

WHEREAS, the Company and the Guarantor deem it advisable to enter into this Fourth Supplemental Indenture for the purposes of establishing the terms of this series of Securities and providing for the rights, obligations and duties of the Trustee with respect to this series of Securities;

WHEREAS, the execution and delivery of this Fourth Supplemental Indenture has been authorized by a resolution of the Board of Directors of each of the Company and the Guarantor, or a duly authorized committee thereof;

WHEREAS, concurrently with the execution hereof, the Company has delivered an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

WHEREAS, all conditions and requirements of the Base Indenture necessary to make this Fourth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the mutual premises and agreements herein contained, the Company, the Guarantor and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Fixed to Floating Rate Subordinated Notes due 2047 (the “Subordinated Notes”), as follows:

ARTICLE I

DEFINITIONS

Section 1.1           Definition of Terms.

Unless otherwise provided herein or unless the context otherwise requires:

(a)          a term defined in the Base Indenture has the same meaning when used in this Fourth Supplemental Indenture;

(b)          a term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout;

(c)          the singular includes the plural and vice versa;

(d)          headings are for convenience of reference only and do not affect interpretation;

(e)          if any provision of the Applicable Supervisory Regulations referred to in this Fourth Supplemental Indenture or in the Subordinated Notes in connection with any requirements applying to the Guarantor and/or the Insurance Group is amended or replaced so that there is no corresponding provision in the amended or replacement measures, (i) if the requirement concerned is entirely dependent on the existence of such a corresponding provision, the requirement shall cease to apply and (ii) if the requirement concerned is partially dependent on the existence of such a corresponding provision, the requirement shall be deemed modified so that all parts of that requirement solely dependent on that provision shall cease to apply; provided, in each case, that Holders of the Subordinated Notes are not adversely affected thereby; and

(f)          the following terms have the meanings given to them in this Section 1.1(f):

“Additional Amounts” has the meaning set forth in Section 2.11(a).

“Additional Amounts Event” means, with respect to the Subordinated Notes, if an opinion of a recognized independent tax counsel has been delivered to the Trustee stating that the Company or the Guarantor has or will become obligated to pay Additional Amounts on the Subordinated Notes as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction, or as a result of any change in or amendment to an official interpretation or application of any such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication

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of any judicial decisions or regulatory determination), which change or amendment becomes effective on or after the Issue Date and that obligation cannot be avoided by the Company or the Guarantor, as applicable, taking such reasonable measures it (acting in good faith) deems appropriate.

“Applicable EURIBOR Rate” means the interest rate determined as follows:

(1) On the Interest Determination Date, the Calculation Agent will determine the Applicable EURIBOR Rate which shall be the rate for deposits in euros having a maturity of three months commencing on the Interest Determination Date that appears on the Reuters Screen EURIBOR01 Page as of 11:00 a.m., London time, on such Interest Determination Date. “Reuters Screen EURIBOR01 Page” means the display designated on page “EURIBOR01” on Reuters (or such other page of Reuters as may replace the EURIBOR01 page or of an equivalent service or any successor service for the purpose of displaying euro-zone interbank offered rates for euro-denominated deposits of major banks). If the Applicable EURIBOR Rate on such Interest Determination Date does not appear on the Reuters Screen EURIBOR01 Page, the Applicable EURIBOR Rate will be determined as set forth in (2) below.

(2) With respect to an Interest Determination Date for which the Applicable EURIBOR Rate does not appear on the Reuters Screen EURIBOR01 Page as set forth in (1) above, the Applicable EURIBOR Rate will be determined on the basis of the rates at which deposits in euro are offered by four major banks in the euro-zone interbank market selected by the Company (the “Reference Banks”) at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the euro-zone interbank market having a maturity of three months, and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent, upon direction from the Company, will request the principal euro-zone office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the Applicable EURIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards) of such quotations. If fewer than two quotations are provided, the Applicable EURIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards) of the rates quoted by three major banks in the euro-zone selected by the Company at approximately 11:00 a.m., London time, on such Interest Determination Date for loans in euro to leading European banks, having a maturity of three months, and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks so selected as aforesaid by the Company are not quoting as mentioned in this sentence, the relevant Floating Interest Rate for such Floating Rate Interest Period will be the Floating Interest Rate in effect on such Interest Determination Date.

During any Floating Rate Interest Period, the amount of interest for each day that the Subordinated Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the Floating Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of the Subordinated Notes. The amount of interest to be paid on the Subordinated Notes for any Floating Rate Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Floating Rate Interest Period.

The Floating Interest Rate and amount of interest to be paid on the Subordinated Notes for each Floating Rate Interest Period will be determined by the Calculation Agent. The Calculation Agent will, upon the request of any Holder of the Subordinated Notes, provide the interest rate then in effect during any Floating Rate Interest Period with respect to the Subordinated Notes, and shall notify the Company of the Floating Interest Rate for each such Floating Rate Interest Period on the relevant Interest Determination Date. All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Company and the Holders of the Subordinated Notes. So long as the Applicable EURIBOR Rate is required to be determined with respect to the Subordinated Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail to duly establish the Applicable EURIBOR Rate for any Floating Rate Interest Period, or that the Company proposes to remove such Calculation Agent, the Company shall appoint itself or another Person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.

“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to the Guarantor or the Insurance Group, and which shall initially mean the Group Rules until such time when the

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Bermuda Monetary Authority no longer has jurisdiction or responsibility to regulate the Guarantor, the Company or the Insurance Group.

“Arrears of Interest” has the meaning set forth in Section 2.4(a).

“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate the Guarantor or the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday (i) that is not a day on which banking institutions in The City of New York or The City of London are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Realtime Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

“Calculation Agent” means Elavon Financial Services DAC, UK Branch.

“Clearstream” means Clearstream Banking, société anonyme (or any successor securities clearing agency).

“Comparable Bond Rate” means the price, expressed as a percentage, at which the gross redemption yield on the Subordinated Notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the applicable Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m., London time, on such Business Day as determined by the Company or an investment bank appointed by the Company.

“Conditions to Redemption” has the meaning forth in Section 3.4(a).

“Depositary” has the meaning set forth in Section 2.8(a).

“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.

“Euroclear” means Euroclear Bank S.A./N.V. (or any successor securities clearing agency), as operator of the Euroclear system.

“Event of Default” has the meaning forth in Section 4.1(b).

“Federal Republic of Germany Obligation” means any security that is (i) a direct obligation of the Federal Republic of Germany for the payment of which the full faith and credit of the Federal Republic of Germany is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof.

“Final Maturity Date” means:

(A)         if, on the Scheduled Maturity Date, the applicable Conditions to Redemption are satisfied and would continue to be satisfied if such final redemption payment were made or no such Conditions to Redemption apply, the Scheduled Maturity Date; or

(B)         otherwise, following the Scheduled Maturity Date, on the earlier of (1) the date falling 10 Business Days after the applicable Conditions to Redemption are satisfied and would continue to be satisfied if the final redemption payment were made (so long as such conditions continue to be so satisfied on such 10th Business Day) and (2) a Winding-Up.

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“Fixed Interest Payment Date” means June 29 of each year to (and including) the Initial Par Redemption Date, provided that if any Fixed Interest Payment Date would otherwise fall on a day that is not a Business Day, it shall be postponed to the next Business Day.

“Fixed Interest Payment Record Date” has the meaning set forth in Section 2.3(a).

“Floating Interest Payment Date” means March 29, June 29, September 29 and December 29 of each year from the Initial Par Redemption Date to (and including) the Final Maturity Date, provided that if any Floating Interest Payment Date would otherwise fall on a day that is not a Business Day, it shall be postponed to the next Business Day unless the next succeeding Business Day is in the next succeeding calendar month, in which case such Floating Interest Payment Date shall be the immediately preceding Business Day.

“Floating Interest Rate” means the sum of (i) the Applicable EURIBOR Rate for the relevant Floating Rate Interest Period, plus (ii) a margin of 290 basis points.

“Floating Interest Payment Record Date” means with respect to any Floating Interest Payment Date, the date that is 15 days prior to such Floating Interest Payment Date.

“Floating Rate Interest Period” means each Interest Period beginning on the Initial Par Redemption Date.

“Global Note” means a Global Security representing the Subordinated Notes.

“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time.

“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

“Guarantor Senior Indebtedness” means, with respect to the Guarantor, (i) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) indebtedness of the Guarantor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Guarantor, including any such securities issued under any deed, indenture or other instrument to which the Guarantor is a party (including indentures pursuant to which subordinated debentures have been or may be issued); (ii) all capital lease obligations of the Guarantor; (iii) all obligations of the Guarantor issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Guarantor, all hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all obligations of the Guarantor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Guarantor for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Guarantor is responsible or liable as obligor, guarantor or otherwise; (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Guarantor (whether or not such obligation is assumed by the Guarantor) and (vii) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (i) through (vi) above, in each case whether or not contingent and whether outstanding at the date of this Fourth Supplemental Indenture or thereafter incurred, except, in each case, for the Guarantee and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to or ranks pari passu with the Guarantee. Such Guarantor Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of this Fourth Supplemental Indenture irrespective of any amendment, modification or waiver of any term of such Guarantor Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Guarantor Senior Indebtedness and the Trustee or any of the Holders.

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“Initial Par Redemption Date” means June 29, 2027.

“Insolvency Event” means, as of the relevant date, the Company or the Guarantor, as applicable, is not, or after making an applicable payment on either the Subordinated Notes or the Guarantee would not be, solvent. An Officers’ Certificate relating to the Subordinated Notes as to the solvency of the Company or the Guarantor, as applicable, shall, in the absence of manifest error, be treated and accepted by the Guarantor, the Trustee, the Holders of the Subordinated Notes and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such Officers’ Certificate with respect to the Subordinated Notes without any liability to any Person.

“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.

“Insurance Group” means all subsidiaries of the Company that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.

“Interest Determination Date” means, with respect to any Floating Rate Interest Period, the second Business Day prior to the relevant Floating Rate Interest Period.

“Interest Payment Date” means each Fixed Interest Payment Date and each Floating Interest Payment Date, as applicable.

“Interest Period” means the period from (and including) the Issue Date to (but excluding) the first Interest Payment Date and each period thereafter from (and including) each Interest Payment Date to (but excluding) the next following Interest Payment Date.

“Issue Date” means June 29, 2017.

“Mandatory Deferral Event” means, with respect to the Subordinated Notes, the occurrence of either a Solvency Capital Event or an Insolvency Event.

“Mandatory Deferral Period” has the meaning set forth in Section 2.3(e).

“Optional Deferral Period” has the meaning set forth in Section 2.3(d). “Policyholder Claims” means claims of policyholders in a winding-up, liquidation or administration of the Insurance Group to the extent that those claims relate to any amounts to which the Insurance Group is, or may become, liable to a policyholder pursuant to a contract of insurance, including all amounts to which policyholders are entitled under applicable legislation or rules relating to the winding-up or administration of insurance companies to reflect any right to receive, or expectation of receiving, benefits which such policyholders may have.

“Qualifying Equivalent Securities” has the meaning set forth in Section 2.16(d).

“Rating Methodology Event” means, with respect to the Subordinated Notes, if, as a consequence of a change in, or clarification to, the rating methodology (or the interpretation thereof) of Moody’s Investor Service, Standard & Poor’s Rating Services or Fitch Ratings Inc. or any respective successor, which change or clarification becomes effective on or after the Issue Date, the capital treatment of the Subordinated Notes for the Company or the Guarantor or their respective groups or the Insurance Group is amended in a way that is reasonably determined by the Company or the Guarantor to be materially unfavorable to the Company or the Guarantor or their respective subsidiaries or the Insurance Group.

“Reference Bond” means, in relation to any Comparable Bond Rate calculation, a German government bond whose maturity is closest to the maturity of the Subordinated Notes (assuming a maturity as of the Initial Par Redemption Date), or if the Company or an investment bank appointed by the Company considers that such similar bond is not in issue, such other German government bond as the Company or an investment bank appointed by the Company, determine to be appropriate for determining such Comparable Bond Rate.

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“Regulatory Event” means, with respect to the Subordinated Notes, if, as a consequence of a change in, or clarification to, the Applicable Supervisory Regulations by the BMA the Subordinated Notes (in whole or in part) will not or will no longer qualify as Tier 2 Capital under the Group Supervision Rules or the Applicable Supervisory Regulations then applicable to the Guarantor or the Insurance Group, as the context requires (and if the Applicable Supervisory Regulations do not refer to such term, the nearest corresponding concept (if any) under the Applicable Supervisory Regulations), as reasonably determined by the Company or the Guarantor.

“Relevant Date” means, in respect of any payment of any Additional Amounts, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders of the Subordinated Notes, as applicable.

“Remaining Scheduled Payments” means, with respect to the Subordinated Notes to be redeemed, the remaining scheduled payments of principal of and interest on such Subordinated Notes that would be due after the related Redemption Date but for the redemption (assuming for this purpose that the Initial Par Redemption Date is the Final Maturity Date). If such Redemption Date is not an Interest Payment Date with respect to the Subordinated Notes, the amount of the next succeeding scheduled interest payment on the Subordinated Notes will be reduced by the amount of interest accrued on the Subordinated Notes to, but excluding, such Redemption Date.

“Scheduled Maturity Date” means June 29, 2047.

“Senior Creditors” means any creditors of the Company who are unsubordinated creditors of the Company and preferred claimants of the Insurance Group (including all Policyholder Claims).

“Solvency Capital Event” means, with respect to the Subordinated Notes, the occurrence of the Guarantor or the Insurance Group, as applicable, not meeting the applicable Solvency Capital Requirement.

“Solvency Capital Requirement” means the ECR or any other requirement to maintain assets applicable to the Company or the Guarantor or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.

“Specified Event” means, with respect to the Subordinated Notes, the occurrence of any of an Additional Amounts Event, a Tax Event, a Rating Methodology Event or a Regulatory Event.

“Specified Event Redemption” has the meaning forth in Section 3.3(a).

“Tax Event” means, with respect to the Subordinated Notes, if an opinion of a recognized independent tax counsel has been delivered to the Trustee stating that, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction, or as a result of any change in or amendment to an official interpretation or application of any such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decisions or regulatory determination), which change or amendment becomes effective on or after the Issue Date, interest payable by the Company or the Guarantor, as applicable, in respect of the Subordinated Notes is no longer, or within 90 days of the date of the opinion will no longer be, fully deductible by the Company or the Guarantor, as applicable, for income tax purposes in the applicable jurisdiction (to the extent that such interest was so deductible as of the time of such Tax Event), and that non-deductibility cannot be avoided by the Company or the Guarantor, as applicable, taking such reasonable measures it (acting in good faith) deems appropriate.

“Taxing Jurisdiction” means the Cayman Islands or Bermuda, or any political subdivision thereof, or any authority or agency therein having the power to tax, or any other jurisdiction from or through which the Company or the Guarantor makes a payment on the Subordinated Notes or the Guarantee or in which the Company or the Guarantor generally becomes subject to taxation, or any jurisdiction in which a successor of the Company or the Guarantor is incorporated.

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“Tier 2 Capital” means “Tier 2 Ancillary Capital” as set out in the Group Supervision Rules (or, if the Group Supervision Rules are amended so as to no longer refer to Tier 2 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended).

“Winding-Up” will occur if:

(i)           at any time an order is made, or an effective resolution is passed, for the winding-up of the Company or the Guarantor (except, in any such case, a solvent winding-up solely for the purpose of a reconstruction, merger or amalgamation or the substitution in place of the Company or the Guarantor, as applicable, of a successor in business of the Company or the Guarantor, as applicable, the terms of which reconstruction, merger, amalgamation or substitution (A) have previously been approved in writing by the Trustee or by Holders of a majority in aggregate principal amount of the Outstanding Subordinated Notes and (B) do not provide that the Subordinated Notes or any amount in respect thereof shall thereby become payable); or

(ii)          an administrator of the Company or the Guarantor is appointed and such administrator gives notice that it intends to declare and distribute a dividend.

ARTICLE II

CREATION OF THE SUBORDINATED NOTES

Section 2.1           Designation of Series.

Pursuant to the terms hereof and Sections 2.01 and 3.01 of the Base Indenture, the Company hereby creates a new series of its Securities designated as the Subordinated Notes and such Subordinated Notes shall be deemed “Securities” for all purposes under the Indenture. The Subordinated Notes shall exclude any other form of capital instrument which may be considered either “Tier 1-ancillary capital”, “Tier 1-basic capital”, “Tier-2 basic capital”, “Tier-3 basic capital” and “Tier 3-ancillary capital” as those terms are set out in the Applicable Supervisory Regulations (or, if the Applicable Supervisory Regulations do not refer to such terms, the nearest corresponding concepts (if any) under the Applicable Supervisory Regulations).

Section 2.2           Form of Subordinated Notes.

The Subordinated Notes shall be substantially in the form set forth in Exhibit A hereto, which is incorporated herein and made part hereof.

Section 2.3           Payment of Interest.

(a)          The Subordinated Notes will bear interest from the Issue Date or from the most recent date to which interest has been paid or duly provided for, as the case may be, to, but excluding, the Initial Par Redemption Date or earlier redemption of the Subordinated Notes as provided in this Fourth Supplemental Indenture, as the case may be, at the rate of 3.25% per annum payable annually in arrears on the Fixed Interest Payment Date, commencing on June 29, 2018, to the Persons in whose names the Subordinated Notes were registered at the close of business on the preceding June 14 (the “Fixed Interest Payment Record Date”), subject to deferral in accordance with Sections 2.3(d) and 2.3(e).

(b)          Following the Initial Par Redemption Date, the Subordinated Notes will bear interest from the Initial Par Redemption Date or from the most recent date to which interest has been paid or duly provided for, as the case may be, to, but excluding, the Final Maturity Date or earlier redemption of the Subordinated Notes as provided in this Fourth Supplemental Indenture, as the case may be, at the Floating Interest Rate, payable quarterly in arrears on each Floating Interest Payment Date to the Persons in whose name the Subordinated Notes were registered at the close of business on the applicable Floating Interest Payment Record Date, subject to deferral in accordance with Sections 2.3(d) and 2.3(e). On the Final Maturity Date or earlier date of redemption, the Company will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for. If the

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Final Maturity Date falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the Final Maturity Date.

(c)          Prior to the Initial Par Redemption Date, interest on the Subordinated Notes will be calculated on the basis of a day-count fraction equal to the actual number of days in the Interest Period divided by the actual number of days from and including the last date on which interest was paid on the Subordinated Notes (or the Issue Date if no interest has been paid on the Subordinated Notes) to but excluding the next scheduled Interest Payment Date, as the case may be. From the Initial Par Redemption Date, interest on the Subordinated Note will be calculable on the basis of a day-count fraction equal to the actual number of days elapsed in the relevant Interest Period divided by 360.

(d)          So long as no Event of Default or Mandatory Deferral Event shall have occurred and be continuing, the Company may defer interest payments on the Subordinated Notes, from time to time, for one or more periods (each, an “Optional Deferral Period”). Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest on the Subordinated Notes and will be subject to Section 2.4. Prior to an Optional Deferral Period, the Company shall provide to the Trustee an Officerss Certificate identifying the beginning of the Optional Deferral Period and shall notify the Holders of the Subordinated Notes at least five Business Days before the first Interest Payment Date during the Optional Deferral Period. The Company may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period and upon payment by the Company in full of all interest accrued during an Optional Deferral Period, the Optional Deferral Period shall be deemed to terminate.

(e)          If, as of any Interest Payment Date, a Mandatory Deferral Event has occurred and is continuing or would occur if payment of interest accrued on the Subordinated Notes were made on such Interest Payment Date, the Company shall be required to defer payment of all (and not less than all) of the interest accrued on the Subordinated Notes as of such Interest Payment Date (a “Mandatory Deferral Period”). Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest on the Subordinated Notes and will be subject to Section 2.4. Prior to a Mandatory Deferral Period, the Company shall provide to the Trustee an Officers’ Certificate identifying the beginning of the Mandatory Deferral Period and shall notify the Holders of the Subordinated Notes at least five Business Days before the first Interest Payment Date during the Mandatory Deferral Period unless the Mandatory Deferral Event occurs within such five Business Day period, in which case the Company shall so notify the Holders promptly following the occurrence of such Mandatory Deferral Event.

Section 2.4           Arrears of Interest.

(a)          Any interest in respect of the Subordinated Notes not paid on an Interest Payment Date, together with any interest in respect of the Subordinated Notes not paid on an earlier Interest Payment Date will, so long as the same remains unpaid, constitute “Arrears of Interest” in respect of the Subordinated Notes. Arrears of Interest shall not themselves bear interest. Arrears of Interest on the Subordinated Notes shall remain payable for so long as it remains unpaid. Any reference in the Indenture or a Subordinated Note to principal, premium or interest in respect of the Subordinated Notes, any redemption amount and any other amounts in the nature of principal shall be deemed also to refer to any Arrears of Interest applicable to the Subordinated Notes that may be payable under the Indenture, and the express mention of the payment of Arrears of Interest applicable to the Subordinated Notes (if applicable) in any provision hereof shall not be construed as excluding Arrears of Interest applicable to the Subordinated Notes in those provisions hereof where such express mention is not made.

(b)          So long as no Event of Default or Mandatory Deferral Event shall have occurred and be continuing, at the Company’s option, Arrears of Interest on the Subordinated Notes may be paid in whole or in part to the Persons in whose names the Subordinated Notes are registered as of the close of business on the 15th calendar day (whether or not such date is a Business Day) immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than 5 Business Days’ written notice to the Trustee, the Paying Agent and the Holders of the Subordinated Notes to such effect (which written notice shall specify the amount of such Arrears of Interest).

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(c)          If not previously paid, Arrears of Interest with respect to the Subordinated Notes shall become due and payable, and shall be paid in whole (and not in part), on the earliest of:

(i)           so long as no Event of Default or Mandatory Deferral Event has occurred and is continuing, the next Interest Payment Date for the Subordinated Notes that does not occur during an Optional Deferral Period; or

(ii)          the Redemption Date of the Subordinated Notes in accordance with Article III; or

(iii)         the date on which a Winding-Up occurs; or

(iv)         the Final Maturity Date for the Subordinated Notes;

provided, that in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.

Section 2.5           Initial Amount of Subordinated Notes.

(a)          The Subordinated Notes initially will be issued in the aggregate principal amount of €500,000,000 and may, upon execution of this Fourth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Subordinated Notes in accordance with a Company Order.

(b)          The Company may issue from time to time, without giving notice to or seeking the consent of the Holders of the Subordinated Notes, additional notes having the same terms as the Subordinated Notes (except for the initial public offering price, first Interest Payment Date (if applicable) and the Issue Date). Any such additional notes, together with the Subordinated Notes, will constitute a single series of Securities under the Indenture; provided that if such additional notes are not fungible with the Subordinated Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number or other identifier.

Section 2.6           Nature of Subordinated Notes/Minimum Denomination.

(a)          The subordination provisions of Article XIV of the Base Indenture apply to the Subordinated Notes.

(b)          The Subordinated Notes shall be issuable only in registered form and without coupons in denominations of €100,000 and any integral multiples of €1,000 in excess thereof.

Section 2.7           No Sinking Fund.

The Subordinated Notes do not have the benefit of any mandatory redemption or sinking fund obligation and are not redeemable at the option of the Holders.

Section 2.8           Issuance of Subordinated Notes and Payment.

(a)          The Subordinated Notes, on original issuance, shall be issued in the form of one or more fully registered Global Notes and deposited with Elavon Financial Services DAC, as common depositary for Clearstream and Euroclear (the “Depositary”). The Global Notes will be registered in the name of the Depositary or its nominee, and in respect of interests held through the Depositary, and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary on behalf of the applicable Depositary for crediting to the accounts of the respective participants for each respective Depositary.

(b)          The payment of principal of and the interest on the Subordinated Notes will be payable at the Corporate Trust Office; provided, however, that if a Holder has given wire transfer instructions to the Company

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and the Paying Agent and Security Registrar at least ten Business Days prior to the applicable payment date, payment of principal of and the interest on the Subordinated Notes will be payable by wire transfer of immediately available funds to the account specified in such instructions.

Section 2.9           Guarantee.

The Subordinated Notes are entitled to the benefit of the Guarantee set forth in Article XI of the Base Indenture.

Section 2.10         Place of Payment.

The Paying Agent for the Subordinated Notes shall initially be Elavon Financial Services DAC, UK Branch, and the Place of Payment for the Subordinated Notes is located as of the date hereof at 125 Old Broad Street, Fifth Floor, London EC2N 1AR. The Company may from time to time designate one or more additional offices or agencies where Subordinated Notes may be presented or surrendered for payment.

Section 2.11         Covenants Applicable to the Subordinated Notes.

Article X of the Base Indenture shall apply to the Subordinated Notes. The Subordinated Notes shall be entitled to the benefit of each of the covenants set forth in Article X of the Base Indenture and the following additional covenants:

(a)          Additional Amounts Applicable to the Subordinated Notes. All amounts payable (whether in respect of principal, interest or otherwise) in respect of the Subordinated Notes (including payments under the related Guarantee) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges (including interest, penalties and any liabilities with respect thereto) of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, the Company or the Guarantor will pay, or cause to be paid, such additional amounts on the Subordinated Notes as may be necessary in order that the net amounts receivable by a Holder of the Subordinated Notes after such withholding or deduction (including any withholding or deduction from such payment of additional amounts) shall equal the respective amounts that would have been receivable by such Holder of the Subordinated Notes had no such withholding or deduction been required (“Additional Amounts”), except that no such Additional Amounts shall be payable on the Subordinated Notes in relation to any payment (including a payment made in connection with a redemption) in respect of any of the Subordinated Notes:

(i)           to a Holder or a beneficial owner that would be able to avoid such withholding or deduction by complying with such Holder or beneficial owner’s statutory requirements or by making a declaration of non-residence or similar claim for exemption (including a claim under an applicable double taxation treaty) but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of such Subordinated Note by reason of such Holder or beneficial owner having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business in) the Taxing Jurisdiction, other than (A) the mere holding of such Subordinated Note; (B) the receipt of principal, interest or other amount in respect of such Subordinated Note; or (C) the mere enforcement of rights with respect to such Subordinated Note;

(ii)          presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on or before the expiration of such period of 30 days;

(iii)         to a fiduciary, a partnership or person who is not the beneficial owner of such Subordinated Note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned such Subordinated Note directly;

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(iv)         on account of any inheritance, gift, estate, personal property, stamp, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges;

(v)          on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such Subordinated Note;

(vi)        any taxes that are withheld or deducted pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations thereunder, official interpretations thereof, or agreements (including any intergovernmental agreement or any laws, rules or practices implementing such intergovernmental agreement) entered into in connection therewith; or

(vii)        any combination of items (i) through (vi) above.

In the event that payments in respect of the Subordinated Notes are subject to withholding or deduction for or on account of any taxes, the Company or the Guarantor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law. The Company and the Guarantor will use commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each relevant Taxing Jurisdiction imposing such taxes and will use commercially reasonable efforts to provide or make available such certified copies (or other documentary evidence establishing the payment of such taxes) to each Holder.

Any reference in the Indenture or a Subordinated Note to principal, premium or interest in respect of the Subordinated Notes, any redemption amount and any other amounts in the nature of principal shall be deemed also to refer to any Additional Amounts applicable to the Subordinated Notes that may be payable under the Indenture, and the express mention of the payment of Additional Amounts applicable to the Subordinated Notes (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts applicable to the Subordinated Notes in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to the Indenture, if the Subordinated Notes require the payment of Additional Amounts, at least 30 days prior to each date on which any payments under or with respect to the Subordinated Notes are due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter) the Company or its designee shall furnish to the Trustee, the Registrar and the Paying Agent an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable, and any other information to enable the Trustee or such Paying Agent to pay such Additional Amounts to Holders on the payment date.

The Company or the Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the Subordinated Notes or any other document or instrument referred to therein (other than a transfer of the Subordinated Notes) or the receipt of any payments with respect to the Subordinated Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the Taxing Jurisdictions in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Subordinated Notes, the Indenture or any other such document or instrument following the occurrence of any Event of Default with respect to the Subordinated Notes, as applicable.

(b)          Limitation on Restricted Payments During Optional Deferral Period. During any Optional Deferral Period, the Guarantor and the Company shall not, and shall cause their respective majority-owned subsidiaries not to (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Guarantor’s outstanding equity securities or (B) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of the Guarantor’s or the Company’s indebtedness that ranks equal or junior in right of payment with the Subordinated Notes, provided that the restrictions set forth in (A) and (B) above shall not apply to:

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(i)           any dividend or other distribution on the equity securities of the Guarantor in other equity securities of the Guarantor or warrants, options or rights to acquire equity securities of the Guarantor and any cash payments in lieu of fractional securities issued in connection therewith;

(ii)          any exchange, redemption or conversion of any class or series of equity securities of the Guarantor for or to any class or series of equity securities of the Guarantor;

(iii)         any exchange, redemption, repayment, repurchase or conversion of any of the Company’s or the Guarantor’s indebtedness that ranks equal or junior in right of payment with the Subordinated Notes for (i) any class or series of equity securities of the Guarantor, the Company or any of their respective subsidiaries, (ii) warrants, options or rights to acquire equity securities of the Guarantor, the Company or any of their respective subsidiaries, or (iii) evidences of indebtedness or other obligations of the Company or the Guarantor that have the same ranking as the indebtedness being exchanged, redeemed, repaid or repurchased;

(iv)         any purchase of, or payment in cash in lieu of, fractional interests in equity securities of the Guarantor (i) issued by the Guarantor in connection with a bona fide acquisition of a business or (ii) issued by the Guarantor pursuant to the conversion or exchange provisions of equity securities of the Guarantor or securities of the Company convertible into or exchangeable for equity securities of the Guarantor; and

(v)          repurchases, redemptions or other acquisitions of equity securities of the Guarantor pursuant to any employment contract, benefit plan or other similar arrangement with or for the benefit of the current or former employees, officers, directors or consultants of the Guarantor, the Company or their respective subsidiaries or affiliates.

Section 2.12         Satisfaction and Discharge; Defeasance.

Article IV of the Base Indenture shall apply to the Subordinated Notes and the related Guarantee; provided that all references to “any debt securities of any series denominated in U.S. dollars” shall be replaced by “any debt securities of any series denominated in euros” and “U.S. Government Obligations” shall be replaced by “Federal Republic of Germany Obligations”; provided further that any applicable Conditions to Redemption shall be satisfied (i) in the case of a discharge of the Subordinated Notes, at the time of such discharge, and (ii) in the case of a defeasance of the Subordinated Notes, at the time of the deposit of cash or Federal Republic of Germany Obligations.

Section 2.13         Modification and Waiver.

Article IX of the Base Indenture shall apply to the Subordinated Notes and the related Guarantee; provided that any amendment or modification to the Indenture or the Subordinated Notes shall require the prior consent of the BMA, if such consent is then required, and any amendment or modification made or purported to be made without such consent shall be void.

Section 2.14         No Rights of Set-off.

The Subordinated Notes shall not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of the Company, the Guarantor or any of its subsidiaries in the Insurance Group to any Person in whose names the Subordinated Notes are registered or any creditor of the Company, the Guarantor or any of its subsidiaries in the Insurance Group.

Section 2.15         Deferral of Distributions in the Event of Regulatory Breach.

For so long as the Guarantor or the Insurance Group is in breach of any applicable Solvency Capital Requirement, there shall be no distributions nor payments made pursuant to the Subordinated Notes, and such payments shall be deferred until such time as the applicable breach is rectified.

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Section 2.16         Variation and Substitution of the Subordinated Notes.

(a)          If a Specified Event occurs, the Company may, as an alternative to redemption of the Subordinated Notes, at any time, without the consent of any Holder, vary any term or condition of the Subordinated Notes or substitute all (but not less than all) of the Subordinated Notes for other Subordinated Notes, so that the varied Subordinated Notes or the substituted Subordinated Notes, as the case may be, become Qualifying Equivalent Securities.

(b)          The principal amount of the Qualifying Equivalent Securities to be received by Holders in substitution shall be equal to the principal amount of the Subordinated Notes.

(c)          Any variation or substitution of the Subordinated Notes is subject to its prior notification by the Company to the Holders by no more than 60 nor less than 30 calendar days’ prior notice (which notice shall be irrevocable and shall specify the date fixed for such variation or substitution) and to:

(i)           the Company being in compliance with the Applicable Supervisory Regulations on the date of such variation or substitution, and such variation or substitution not resulting directly or indirectly in a breach of the Applicable Supervisory Regulations; and

(ii)          the Company complying with the rules of any stock exchange (or any other relevant authority) on which the Subordinated Notes are listed or admitted to trading.

(d)          “Qualifying Equivalent Securities” means securities which have terms not materially less favorable to the Holders than the Subordinated Notes, as reasonably determined by the Company or the Guarantor, and which:

(i)           satisfy the criteria for the eligibility for inclusion of the proceeds of the Subordinated Notes, under the Applicable Supervisory Regulations;

(ii)          contain terms providing for the same interest rate and Interest Payment Dates from time to time applying to the Subordinated Notes;

(iii)         contain new terms providing for mandatory deferral of payments of interest and/or principal only if such terms are not materially less favorable to the Holders than the mandatory deferral provisions contained in Section 2.3(e);

(iv)         rank senior to or have the same ranking as the Subordinated Notes;

(v)          preserve the obligations (including the obligations arising from the exercise of any right) of the Company as to redemption of the Subordinated Notes, including (without limitation) as to timing of, and amounts payable upon such redemption;

(vi)         do not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and

(vii)        preserve any rights under the Conditions to Redemption to any accrued interest and Arrears of Interest, and any existing rights to other amounts payable under the Subordinated Notes which has accrued to Holders and not been paid.

Section 2.17         ISIN and Common Code.

The Company in issuing the Subordinated Notes may use “ISIN” numbers (if then generally in use) and common codes, and, if so, the Trustee and the Paying Agent shall use “ISIN” numbers and common codes in notices of redemption and other notices to the Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Subordinated Notes or

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as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Subordinated Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee and the Paying Agent in writing of any change in the “ISIN” numbers or common codes.

Section 2.18         Tax Treatment of Subordinated Notes.

The Company agrees and, by investing in the Subordinated Notes, each beneficial owner agrees, to treat the Subordinated Notes as indebtedness for U.S. federal income tax purposes, unless otherwise required by applicable law.

ARTICLE III

REDEMPTION OF THE SUBORDINATED NOTES

Pursuant to Section 3.01(6) and Section 12.01 of the Base Indenture, the provisions of this Article III and Article XII of the Base Indenture shall apply to the Subordinated Notes; provided, that (a) the notice periods set forth herein shall supersede those set forth in Section 12.02 and the first paragraph of Section 12.04 of the Base Indenture, and (b) Section 12.06 of the Base Indenture shall be deemed modified to the extent necessary to give effect to the deferral of the applicable redemption payment solely if the applicable Conditions to Redemption are not satisfied on the applicable Redemption Date, as expressly set forth in this Article III.

Section 3.1           Final Redemption.

(a)          Unless previously redeemed or purchased and cancelled, the Subordinated Notes shall become finally due and payable, and shall be redeemed, on the Final Maturity Date for the Subordinated Notes at a Redemption Price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on the Subordinated Notes to, but excluding, the Final Maturity Date, and any Additional Amounts thereon.

(b)          The Company shall notify the Trustee and the Holders of the Subordinated Notes in writing not less than 10 Business Days prior to the Scheduled Maturity Date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 Business Days prior to the Scheduled Maturity Date) if the applicable Conditions to Redemption will not be satisfied on the Scheduled Maturity Date, which written notice shall state the cause of the failure to satisfy such conditions, and the redemption of the Subordinated Notes shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Company shall further notify the Trustee and the Holders of the Subordinated Notes in writing not more than 5 Business Days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the date that final payment on the Subordinated Notes will occur, which shall be the 10th Business Day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the stated Redemption Date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.

Section 3.2           Optional Redemption of Subordinated Notes.

(a)          Beginning on June 29, 2022 and ending on the Initial Par Redemption Date, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on the Subordinated Notes, the Subordinated Notes may be redeemed, in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon, plus the greater of: (A) 100% of the principal amount of the Subordinated Notes to be redeemed, and (B) the sum of the Remaining Scheduled Payments, discounted to the Redemption Date on an annual basis at a rate equal to the sum of the Comparable Bond Rate plus 50 basis points.

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(b)          Beginning on the Initial Par Redemption Date, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on the Subordinated Notes, the Subordinated Notes may be redeemed, in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon, plus 100% of the principal amount of the Subordinated Notes to be redeemed.

(c)          At any time after the Issue Date, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied after the redemption payment is made, the Subordinated Notes may be redeemed, in whole but not in part, at the Company’s option, if 80% or more in aggregate principal amount of the Subordinated Notes issued on the Issue Date (excluding any Subordinated Notes redeemed pursuant to Section 3.2(a)) have been redeemed or purchased and cancelled at the time of such election, at a Redemption Price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon, plus 100% of the principal amount of the Subordinated Notes to be redeemed.

(d)          Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each Holder of the Subordinated Notes to be redeemed. The Company shall notify the Trustee and the Holders of the Subordinated Notes in writing not less than 10 Business Days prior to the applicable Redemption Date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 Business Days prior to the applicable Redemption Date) if the applicable Conditions to Redemption will not be satisfied on the applicable Redemption Date, which written notice shall state the cause of the failure to satisfy such conditions, and the redemption shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Company shall further notify the Trustee and the Holders of the Subordinated Notes in writing not more than 5 Business Days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the new Redemption Date for the Subordinated Notes, which shall be the 10th Business Day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the new Redemption Date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.

(e)          Unless the Company defaults in payment of the Redemption Price (including, for this purpose, a non-payment in the event the applicable Conditions to Redemption have not been satisfied), on and after the Redemption Date, interest will cease to accrue on the Subordinated Notes or portions thereof called for redemption.

Section 3.3           Specified Event Redemption of Subordinated Notes.

(a)          The Subordinated Notes may be redeemed at the Company’s option and sole discretion, in whole but not in part, within 90 days following the occurrence of a Specified Event (a “Specified Event Redemption”); provided that, at the time of such Specified Event Redemption, the applicable Conditions to Redemption are satisfied and will continue to be satisfied after the redemption payment is made and, if not so satisfied, such Specified Event Redemption will be deferred until such time as the Conditions to Redemption are satisfied. The Subordinated Notes will be redeemed at a Redemption Price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on the Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon.

(b)          Notice of any Specified Event Redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to the Trustee and each Holder of Subordinated Notes to be redeemed at its registered address (which notice will be irrevocable). The Company shall notify the Trustee and the Holders of the Subordinated Notes in writing not less than 10 Business Days prior to the applicable Redemption Date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 Business Days prior to the applicable Redemption Date) if the applicable Conditions to Redemption will not be satisfied on the applicable Redemption Date, which written notice shall state the cause of the failure to satisfy such conditions, and the Specified Event Redemption shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Company shall further notify the Trustee and the Holders of the

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Subordinated Notes in writing not more than 5 Business Days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the new Redemption Date for the Subordinated Notes, which shall be the 10th Business Day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the new Redemption Date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.

(c)          Such notice shall state the specified Redemption Date, the facts establishing the right of the Company or the Guarantor to redeem the Subordinated Notes, and that all Outstanding Subordinated Notes shall be redeemed at the applicable Redemption Price on the Redemption Date automatically and without any further action by the Holders of the Subordinated Notes.

(d)          Unless the Company defaults in the payment of the Redemption Price (including, for this purpose, a non-payment in the event the applicable Conditions to Redemption have not been satisfied), on and after the Redemption Date, interest will cease to accrue on the Subordinated Notes to be redeemed.

Section 3.4           Conditions to Redemptions.

(a)          The “Conditions to Redemption” are satisfied on any day with respect to a scheduled redemption (including the Scheduled Maturity Date and the Final Maturity Date) or a planned purchase of the Subordinated Notes, if:

(i)           the redemption or purchase of such Subordinated Notes would not result in, or accelerate the occurrence of, an Insolvency Event; and

(ii)          the Solvency Capital Requirement is complied with after the repayment or purchase of the Subordinated Notes; and

(iii)         the BMA has given, and not withdrawn by such date, its prior consent to the redemption of the Subordinated Notes and the payment of accrued and unpaid interest and Arrears of Interest (if any) and any Additional Amounts thereon or to the purchase of the Subordinated Notes; provided, that if under the Applicable Supervisory Regulations no such consent is required at the time in order for the Subordinated Notes to qualify or continue to qualify, as applicable, as Tier 2 Capital of the Guarantor or the Insurance Group, this clause (iii) shall not apply.

(b)          In the event that the Subordinated Notes are not redeemed as a result of a failure to satisfy the Conditions to Redemption, interest on the Subordinated Notes will continue to accrue and be paid on each Interest Payment Date (subject to Section 2.4) until the first date on which final payment on the Subordinated Notes may be made as described above under Section 3.1, at which time the Subordinated Notes will become due and payable, and will be finally redeemed at the principal amount of the Subordinated Notes, together with accrued and unpaid interest (including any Arrears of Interest) and any Additional Amounts thereon in the manner and subject to the conditions stated above.

(c)          Notwithstanding any other provision of the Subordinated Notes or the Indenture, in the event of non-payment on a scheduled Redemption Date resulting from a failure to satisfy the applicable Conditions to Redemption in accordance with this Section 3.4, the Subordinated Notes to be redeemed will not become due and payable on such date, and such non-payment will not constitute an Event of Default under the Indenture or the Subordinated Notes and will not give Holders of the Subordinated Notes or the Trustee any right to accelerate repayment of the Subordinated Notes.

(d)          An Officers’ Certificate relating to the Subordinated Notes in connection with any redemption under this Article III certifying that (i) the applicable Conditions to Redemption have not been met or would not be met if the final redemption payment for the Subordinated Notes were made, or (ii) the applicable Conditions to Redemption have been met and would continue to be met if the final redemption payment for the Subordinated Notes were made or no such Conditions to Redemption apply shall, in the absence of manifest error, be treated and accepted by the Guarantor, the Trustee, the Holders of the Subordinated Notes and all other interested

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parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such Officers’ Certificate without liability to any Person.

ARTICLE IV

EVENT OF DEFAULT

Section 4.1           Event of Default.

(a)          Sections 5.01, 5.02 and 5.03 of the Base Indenture shall not apply to the Subordinated Notes.

(b)          An “Event of Default” with respect to the Subordinated Notes will occur only upon the occurrence of a Winding-Up.

(c)          If an Event of Default under the Indenture occurs, the entire principal amount of the Subordinated Notes, together with accrued and unpaid interest (including Arrears of Interest) and any Additional Amounts thereon, shall automatically become due and payable without any declaration or other action on the part of the Trustee or any Holder of the Subordinated Notes. The right of acceleration only applies upon the occurrence of an Event of Default under Section 4.1(b). Any failure to pay principal of the Subordinated Notes when due as a result of any of the applicable Conditions to Redemption not being satisfied shall not constitute an Event of Default under the Indenture or the Subordinated Notes.

(d)          Within 90 days after the occurrence of any Event of Default hereunder with respect to the Subordinated Notes or the failure of the Company or the Guarantor to comply with any term or condition under the Subordinated Notes or the Indenture with respect to the Subordinated Notes, the Trustee shall transmit by mail to all Holders of Subordinated Notes, as their names and addresses appear in the Security Register, notice of such Event of Default or such failure to comply that is actually known to a Responsible Officer of the Trustee. The foregoing provisions of this Section 4.1(d) replace the provisions of Section 6.02 of the Base Indenture.

(e)          Notwithstanding anything in this Article IV to the contrary, the Trustee may, at its discretion and without further notice, institute such proceedings or take such steps or actions against the Company or the Guarantor as it may think fit to enforce any term or condition binding on the Company or the Guarantor under the of Subordinated Notes or the Indenture with respect to the Subordinated Notes (other than any payment obligation of the Company or the Guarantor under or arising from the Subordinated Notes or the Indenture with respect to the Subordinated Notes, including any payment of damages awarded for breach of any obligations thereunder) but in no event shall the Company or the Guarantor, by virtue of the institution of any such proceedings or the taking of such steps or actions, be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it under the terms of the Subordinated Notes. Nothing in this Section 4.1(e) shall, however, (i) prevent the Trustee from proving in any Winding-Up or administration of the Company or the Guarantor and/or claiming in any liquidation of the Company or the Guarantor in respect of any payment obligation of the Company or the Guarantor, in each case where such payment obligation arises from the Subordinated Notes or the Indenture (including, without limitation, payment of any principal, interest (including Arrears of Interest) and any Additional Amounts in respect of the Subordinated Notes or any payment of damages awarded for breach of any obligations under the Subordinated Notes or the Indenture with respect to the Subordinated Notes), or (ii) impair the right of any Holder to receive payment of principal of, or interest (including Arrears of Interest) and any Additional Amounts on such Holder’s Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Subordinated Notes.

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ARTICLE V

SUBORDINATION OF THE GUARANTEE

Pursuant to Section 11.01(a) of the Base Indenture, the provisions of this Article V and Article XI of the Base Indenture shall apply to the provisions of the Subordinated Notes.

Section 5.1           Agreement to Subordinate.

(a)          The Guarantor covenants and agrees, and each Holder of Subordinated Notes, by such Holder’s acceptance thereof likewise covenants and agrees, that the Guarantee of the Subordinated Notes shall be subject to the provisions of this Article V; and each Holder of the Subordinated Notes whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

(b)          The payment by the Guarantor of its obligations under the applicable Guarantee shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Guarantor Senior Indebtedness, whether outstanding at the date of this Fourth Supplemental Indenture or thereafter incurred.

(c)          No provision of this Article V shall prevent the occurrence of any Event of Default under the Indenture or have any effect on the rights of the Holders of Subordinated Notes or the Trustee to make a demand for payment on the Guarantor pursuant to this article.

Section 5.2           Default on Guarantor Senior Indebtedness.

(a)          No direct or indirect payment by or on behalf of the Guarantor in respect of the Guarantee of Subordinated Notes, whether pursuant to the terms of the applicable Guarantee or upon acceleration, by way of repurchase, redemption, defeasance or otherwise of the Subordinated Notes, will be made if, at the time of such payment, there exists a default in the payment when due of all or any portion of the obligations under or in respect of any Guarantor Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on of the holders of such Guarantor Senior Indebtedness.

(b)          In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Guarantor Senior Indebtedness pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (a “Guarantor Payment Blockage Notice”) from a holder or holders of such Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Guarantor Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Guarantor Senior Indebtedness has been discharged or repaid in full in cash, or the requisite holders of such Guarantor Senior Indebtedness have otherwise agreed in writing, no payment of any kind or character with respect to any principal of or interest on or distribution with respect to the Subordinated Notes will be made by or on behalf of the Guarantor on account of or with respect to the applicable Guarantee, during a period (a “Guarantor Payment Blockage Period”) commencing on the date of receipt of such Guarantor Payment Blockage Notice by the Trustee and ending 179 days thereafter.

(c)          Notwithstanding anything herein to the contrary, (x) in no event will a Guarantor Payment Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given and (y) there must be 180 days in any 360-day period during which no Guarantor Payment Blockage Period is in effect. Not more than one Guarantor Payment Blockage Period may be commenced with respect to the Guarantee of Subordinated Notes during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Guarantor Payment Blockage Period with respect to the Guarantor Senior Indebtedness initiating such Guarantor Payment Blockage Period may be, or be made, the basis for the commencement of any other Guarantor Payment Blockage Period with respect to Subordinated Notes by the holder or holders of such Guarantor Senior Indebtedness or the trustee or agent acting on

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behalf of such Guarantor Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

(d)          In the event that, notwithstanding the foregoing, any payment under the applicable Guarantee shall be received by the Trustee when such payment is prohibited by Section 5.2(c), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Guarantor, to the extent necessary to pay such Guarantor Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Guarantor Senior Indebtedness, before any payment or distribution is made to the Holders of the Subordinated Notes or to the Trustee under the applicable Guarantee.

Section 5.3           Liquidation; Dissolution; Bankruptcy.

(a)          Upon any distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial dissolution, winding-up, liquidation or reorganization of the Guarantor, whether voluntary or involuntary, assignment for the benefit of creditors or marshalling of the Guarantor’s assets, or in bankruptcy, insolvency, receivership or other similar proceedings, whether voluntary or involuntary, all principal, premium, if any, and interest due or to become due to all Guarantor Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of the Guarantor Senior Indebtedness, before the Holders of Subordinated Notes are entitled to receive or retain any payment under the applicable Guarantee; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character whether in cash, property or securities, which the Holders of Subordinated Notes or the Trustee would be entitled to receive from the Guarantor, except for the provisions of this article, shall be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the applicable Holders or by the Trustee under the Indenture if received by them or it, directly to the holders of Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Guarantor, to the extent necessary to pay such Guarantor Senior Indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of the Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders such Guarantor Senior Indebtedness, before any payment or distribution is made to the Holders of Subordinated Notes or to the Trustee under the applicable Guarantee.

(b)          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Guarantor Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Guarantor, to the extent necessary to pay such Guarantor Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Guarantor Senior Indebtedness, before any payment or distribution is made to the Holders of Subordinated Notes or to the Trustee under the applicable Guarantee.

(c)          For purposes of this article, the words “cash, property or securities” shall not be deemed to include shares of stock of the Guarantor as reorganized or readjusted, or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this article with respect to the Guarantee to the payment of all Guarantor Senior Indebtedness that may at the time be outstanding; provided, however, that (i) such Guarantor Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Guarantor Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The amalgamation or consolidation of the Guarantor with, or the merger of the

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Guarantor into, another corporation or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its properties or assets substantially as an entirety, to another corporation upon the terms and conditions provided for in Article VIII of the Base Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.3 if such other corporation shall, as part of such amalgamation, consolidation, merger, conveyance or transfer, comply with the conditions stated in Article VIII of the Base Indenture. Nothing in Section 5.2 or in this Section 5.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07 of the Base Indenture.

(d)          If the Trustee or any Holder of Subordinated Notes does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Guarantor Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder.

Section 5.4           Subrogation.

(a)          Subject to the payment in full of all Guarantor Senior Indebtedness then outstanding, the rights of the Holders of the Subordinated Notes shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of the Guarantor applicable to such Guarantor Senior Indebtedness until the principal of and interest on the Subordinated Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Subordinated Notes or the Trustee would be entitled except for the provisions of this article, and no payment over pursuant to the provisions of this article to or for the benefit of the holders of such Guarantor Senior Indebtedness by such Holders or the Trustee, shall, as between the Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and such Holders, be deemed to be a payment by the Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this article are and are intended solely for the purposes of defining the relative rights of the Holders of the Subordinated Notes, on the one hand, and the holders of such Guarantor Senior Indebtedness, on the other hand.

(b)          Nothing contained in this Article V or elsewhere in the Indenture or in the Subordinated Notes is intended to or shall impair, as between the Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the Holders of the Subordinated Notes, the obligation of the Guarantor, which is absolute and unconditional, to make payments on the applicable Guarantee as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holders of the Subordinated Notes and creditors of the Guarantor other than the holders of Guarantor Senior Indebtedness of the Company nor shall anything herein or therein prevent the Trustee or any Holder of the Subordinated Notes from exercising all remedies otherwise permitted by applicable law upon default under the Indenture with respect to the Subordinated Notes, subject to the rights, if any, under this article of the holders of such Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy.

(c)          Upon any payment or distribution of assets of the Guarantor referred to in this article, the Trustee, subject to the provisions of Section 6.01 of the Base Indenture, and the Holders of the Subordinated Notes shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Subordinated Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness and other indebtedness of the Guarantor the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this article.

Section 5.5           Trustee to Effectuate Subordination.

(a)          Each Holder of the Subordinated Notes by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate

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the subordination provided in this article and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 5.6           Notice by the Company.

(a)          The Guarantor shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Guarantor that would prohibit the making of any payment of monies to or by the Trustee in respect of the Guarantee of the Subordinated Notes pursuant to the provisions of this article. Notwithstanding the provisions of this article or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the applicable Guarantee pursuant to the provisions of this article, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Guarantor or a Holder of the Subordinated Notes or holders of Guarantor Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01 of the Base Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 5.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Subordinated Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which such money was received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

(b)          The Trustee, subject to the provisions of Section 6.01 of the Base Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 5.7           Rights of the Trustee; Holders of Guarantor Senior Indebtedness.

(a)          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article V in respect of any Guarantor Senior Indebtedness at any time held by it, to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

(b)          With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article V and no implied covenants or obligations with respect to the holders of such Guarantor Senior Indebtedness shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Guarantor Senior Indebtedness and, subject to the provisions of Section 6.01 of the Base Indenture, the Trustee shall not be liable to any holder of such Guarantor Senior Indebtedness if it shall pay over or deliver to Holders of the Subordinated Notes, the Guarantor or any other Person money or assets to which any holder of such Guarantor Senior Indebtedness shall be entitled by virtue of this article or otherwise.

Section 5.8           Subordination May Not be Impaired.

(a)          No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any

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noncompliance by the Guarantor with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

(b)          Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of Subordinated Notes, without incurring responsibility to the Holders of the Subordinated Notes and without impairing or releasing the subordination provided in this article or the obligations hereunder of the Holders of the Subordinated Notes to the holders of such Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness, or otherwise amend or supplement in any manner such Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising or waive any rights against the Guarantor and any other Person.

(c)          Each present and future holder of Guarantor Senior Indebtedness shall be entitled to the benefit of the provisions of this article notwithstanding that such holder is not a party to this Indenture.

Section 5.9           Article Applicable to Paying Agents.

(a)          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term “Trustee” as used in this article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this article in addition to or in place of the Trustee; provided, however, that this Section 5.9 shall not apply to the Guarantor or any Affiliate of the Guarantor if it or such Affiliate acts as Paying Agent.

Section 5.10         Defeasance of This Article.

(a)          Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of Federal Republic of Germany Obligations held in trust under Article IV of the Base Indenture (as amended by Section 2.12 of this Fourth Supplemental Indenture) by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article IV of the Base Indenture and not in violation of Section 5.2 hereof for the payment of principal of and interest on the Subordinated Notes shall not be subordinated to the prior payment of any Guarantor Senior Indebtedness or subject to the restrictions set forth in this article, and none of the Holders of the Subordinated Notes shall be obligated to pay over any such amount to the Guarantor or any holder of such Guarantor Senior Indebtedness or any other creditor of the Guarantor.

Section 5.11         Subordination Language to be Included in the Subordinated Notes. The Subordinated Notes shall contain a subordination provision which will be substantially in the following form:

“The Subordinated Notes and related Guarantee are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness and Guarantor Senior Indebtedness, as applicable. Each Holder by accepting a Subordinated Note agrees to such subordination and authorizes the Trustee to give it effect.”

Section 5.12. Trustee Not Fiduciary for Holders of Guarantor Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Subordinated Notes or to the Guarantor or to any other Person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article V or otherwise. With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article V and no implied covenants or obligations with respect to holders of Guarantor Senior Indebtedness shall be read into the Indenture against the Trustee.

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ARTICLE VI

APPOINTMENT OF THE TRUSTEE FOR THE SUBORDINATED NOTES

Section 6.1           Appointment of Trustee.

Pursuant and subject to the Indenture, the Company and the Guarantor hereby appoint the Trustee as trustee to act on behalf of the Holders of the Subordinated Notes, and as the principal Paying Agent and Security Registrar for the Subordinated Notes, effective upon execution and delivery of this Fourth Supplemental Indenture. By execution, acknowledgment and delivery of this Fourth Supplemental Indenture, the Trustee hereby accepts appointment as Trustee, Paying Agent and Security Registrar with respect to the Subordinated Notes, and agrees to perform such obligations upon the terms and conditions set forth in the Base Indenture and in this Fourth Supplemental Indenture.

Section 6.2           Rights, Powers, Duties and Obligations of the Trustee.

Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Subordinated Notes.

ARTICLE VII

BERMUDA MONETARY AUTHORITY

The provisions of this Article VII have been included in this Fourth Supplemental Indenture to reflect requirements set by the BMA relating to the issuance and terms of the Subordinated Notes and are subject in all respects to Section 8.5 of this Fourth Supplemental Indenture.

Section 7.1           Subordination of the Subordinated Notes.

By purchasing the Subordinated Notes, each Holder of such Subordinated Notes shall be deemed to agree and acknowledge that the Subordinated Notes and the related Guarantee shall be subordinated to the claims of all Senior Creditors on the terms and to the minimum extent necessary under BMA regulatory requirements as in effect on the date hereof so as to permit the Subordinated Notes to qualify as Tier 2 Capital of the Guarantor or the Insurance Group. The subordination provisions of this Section 7.1 shall be given effect prior to (a) with respect to the Subordinated Notes, the application of the subordination provisions of Article XIV of the Base Indenture and (b) with respect to the Guarantee, the application of the subordination provisions of Article V of this Fourth Supplemental Indenture and Article XI of the Base Indenture.

Section 7.2           No Encumbrances.

By purchasing the Subordinated Notes, each Holder of such Subordinated Notes shall be deemed to agree and acknowledge that no security of any kind is, or will at any time be, provided by the Company, the Guarantor or any of their respective affiliates to secure the rights of Holders of the Subordinated Notes.

ARTICLE VIII

MISCELLANEOUS

Section 8.1           Application of Fourth Supplemental Indenture.

Each and every term and condition contained in this Fourth Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture with respect to the Subordinated Notes shall apply

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only to the Subordinated Notes created hereby and not to any past or future series of Securities issued under the Base Indenture.

Section 8.2           Benefits of Fourth Supplemental Indenture.

Nothing contained in this Fourth Supplemental Indenture shall or shall be construed to confer upon any Person other than a Holder of Subordinated Notes, the Company, the Guarantor and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Base Indenture or this Fourth Supplemental Indenture related to the Subordinated Notes.

Section 8.3           Amendment of Fourth Supplemental Indenture.

The Company, the Guarantor and the Trustee any time and from time to time, may amend, modify or supplement this Fourth Supplemental Indenture in accordance with the provisions of Article IX of the Base Indenture. The Company and the Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may amend or supplement Article VII of this Fourth Supplemental Indenture without the consent of any Holder to the extent determined reasonably necessary to comply with, or satisfy, regulations or requirements of the BMA relating to the Subordinated Notes, as determined by senior management of the Company in good faith.

Section 8.4           Effective Date.

This Fourth Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 8.5           Governing Law; Waiver of Jury Trial; Submission to Jurisdiction; Judgment Currency.

THIS FOURTH SUPPLEMENTAL INDENTURE AND EACH SUBORDINATED NOTE SHALL (OTHER THAN SECTION 2.15 AND ARTICLE VII OF THIS FOURTH SUPPLEMENTAL INDENTURE) BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE. SECTION 2.15 AND ARTICLE VII OF THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BERMUDA.

EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTH SUPPLEMENTAL INDENTURE, THE SUBORDINATED NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Each of the Company, the Guarantor and the Trustee hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan in New York City for the purposes of all legal proceedings arising out of or relating to the Subordinated Notes, the Indenture or the transactions contemplated thereby. The Company, the Guarantor and the Trustee irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Company and the Guarantor hereby designates and appoints Puglisi & Associates, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to the Indenture which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor, as applicable, by the Person serving the same, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as applicable, in any such suit, action or proceeding and further designate its domicile, the domicile of Puglisi & Associates specified above and any domicile Puglisi & Associates may have in the future as its domicile to receive any notice hereunder (including service of process). If for any

25

reason Puglisi & Associates (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company and the Guarantor will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company and the Guarantor agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

Each of the Company and the Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium of, or interest or other amount on the Subordinated Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is entered and (b) its obligations under the Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under the Indenture. For purpose of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Section 8.6           Counterparts.

This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.7           Ratification of Base Indenture.

The Base Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 8.8           Validity and Sufficiency.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

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IN WITNESS WHEREOF, each party hereto has executed this Fourth Supplemental Indenture as of the day and year first before written.

XLIT LTD., as Issuer

By:	/s/ Stephen Robb
	Name:	Stephen Robb
	Title:	Director

SIGNED AND DELIVERED AS A DEED FOR AND ON BEHALF OF

XL GROUP LTD as Guarantor

BY ITS LAWFULLY APPOINTED ATTORNEY

/s/ Stephen Robb
Name: Stephen Robb
Title: Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name: Patrick T. Giordano
Title: Vice President

EXHIBIT A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED, AS NOMINEE OF ELAVON FINANCIAL SERVICES DAC, AS COMMON DEPOSITARY FOR EUROCLEAR BANK S.A./N.V. AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (THE "DEPOSITARY"), WHICH MAY BE TREATED BY THE COMPANY, THE GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES, INCLUDING THE PAYMENT OF PRINCIPAL AND INTEREST.

THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM. UNLESS (A) THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, (B) ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND (C) ANY PAYMENT HEREON IS MADE TO THE COMMON DEPOSITARY OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, AND EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.

No.

ISIN:

Common Code:

€

Issue Date:

XLIT LTD.

FIXED TO FLOATING RATE SUBORDINATED NOTES DUE 2047

XLIT Ltd., an exempted company duly incorporated and existing under the laws of the Cayman Islands (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC, as common depositary for Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., or their registered assigns the principal sum of     euros (€    ), as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in the Global Note annexed hereto, on June 29, 2047 (such date is hereinafter referred to as the “Scheduled Maturity Date”), and to pay interest thereon (including Arrears of Interest), from June 29, 2017, or from the most recent date to which interest has been paid or duly provided for, at the interest rates set forth in the Indenture to, but excluding, the relevant Interest Payment Date (as defined below), until the Final Maturity Date or earlier redemption.

Interest on this Subordinated Note initially shall be payable annually in arrears on June 29 of each year, commencing on       to, but excluding, the Initial Par Redemption Date or earlier redemption. Following the Initial Par Redemption Date, interest on this Subordinated Note shall be payable quarterly in arrears on March 29, June 29, September 29 and December 29 of each year to, but excluding, the Final Maturity Date or earlier date of redemption. On the Final Maturity Date or earlier date of redemption, the Company will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Subordinated Note (or one or more Predecessor Securities) is registered at the close of business on the Fixed Interest Payment Record Date or Floating Rate Interest Payment Record Date, as applicable, for such interest. The payment of interest on this Subordinated Note is subject to deferral in accordance with Sections 2.3(d) and 2.3(e) of the Indenture.

If, as of the Scheduled Maturity Date, the Conditions to Redemption have not been satisfied, final redemption of this Subordinated Note shall be deferred until the Final Maturity Date, pursuant to the redemption provisions.

Principal of and the interest on this Subordinated Note will be payable at the Corporate Trust Office; provided, however, that if a Holder has given wire transfer instructions to the Company and the Paying Agent and Security Registrar at least ten Business Days prior to the applicable payment date, principal of and the interest on this Subordinated Note will be payable by wire transfer of immediately available funds to the account specified in such instructions.

Prior to the Initial Par Redemption Date, interest on this Subordinated Note will be calculated on the basis of a day-count fraction equal to the actual number of days in the Interest Period divided by the actual number of days from and including the last date on which interest was paid on the Subordinated Notes (or the Issue Date if no interest has been paid on the Subordinated Notes) to but excluding the next scheduled Interest Payment Date, as the case may be. From the Initial Par Redemption Date, interest on this Subordinated Note will be calculable on the basis of a day-count fraction equal to the actual number of days elapsed in the relevant Interest Period divided by 360.

Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Subordinated Note to be executed and delivered as a deed.

Dated:

XLIT Ltd.

By:
	Name:	Stephen Robb
	Title:	Director

By:
	Name:	Kirstin Gould
	Title:	Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: June 29, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This Subordinated Note is one of a duly authorized issue of securities of the Company designated as its “Fixed to Floating Rate Subordinated Notes due 2047” (herein sometimes referred to as the “Subordinated Notes”), initially issued in the aggregate principal amount of €   , issued under and pursuant to an Indenture, dated as of March 30, 2015 (the “Base Indenture”), duly executed and delivered by and among the Company, as issuer, XL Group plc, an Irish public limited company (the “Original Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by Second Supplemental Indenture, dated as of July 25, 2016, among the Company, the Original Guarantor, XL Group Ltd (the “Guarantor”) and the Trustee (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of August 3, 2016, among the Company, the Original Guarantor, the Guarantor and the Trustee (the “Third Supplemental Indenture”), and the Fourth Supplemental Indenture, dated as of June 29, 2017 (the “Fourth Supplemental Indenture”), duly executed and delivered by and among the Company, the Guarantor and the Trustee (such Base Indenture as amended and supplemented by the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), to which the Indenture and all subsequent indentures supplemental thereto relating to the Subordinated Notes reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Subordinated Notes and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered.

The Subordinated Notes are issuable only in registered form without coupons, in denominations of €100,000 and any integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Subordinated Notes so issued are exchangeable for a like aggregate principal amount of Subordinated Notes of a different authorized denomination, as requested by the Holder surrendering the same.

Beginning on June 29, 2022 and ending on the Initial Par Redemption Date, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on the Subordinated Notes, the Subordinated Notes may be redeemed, in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon, plus the greater of: (A) 100% of the principal amount of the Subordinated Notes to be redeemed, and (B) the sum of the Remaining Scheduled Payments, discounted to the Redemption Date on an annual basis at a rate equal to the sum of the Comparable Bond Rate plus 50 basis points.

Beginning on the Initial Par Redemption Date, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on the Subordinated Notes, the Subordinated Notes may be redeemed, in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon, plus 100% of the principal amount of the Subordinated Notes to be redeemed.

At any time after the Issue Date, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied after the redemption payment is made, the Subordinated Notes may be redeemed, in whole but not in part, at the Company’s option, if 80% or more in aggregate principal amount of the Subordinated Notes issued on the Issue Date (excluding any Subordinated Notes redeemed pursuant to Section 3.2(a) of the Fourth Supplemental Indenture) have been redeemed or purchased and cancelled at the time of such election, at a Redemption Price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon, plus 100% of the principal amount of the Subordinated Notes to be redeemed.

The Subordinated Notes may be redeemed at the Company’s option and sole discretion, in whole but not in part, within 90 days following the occurrence of a Specified Event; provided that, at the time of such Specified

Event Redemption, the applicable Conditions to Redemption are satisfied and will continue to be satisfied after the redemption payment is made and, if not so satisfied, such Specified Event Redemption will be deferred until such time as the Conditions to Redemption are satisfied. The Subordinated Notes will be redeemed at a Redemption Price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on the Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon.

If a Specified Event occurs, the Company may, as an alternative to redemption of the Subordinated notes, at any time, without the consent of any Holder, vary any term or condition of the Subordinated Notes or substitute all (but not less than all) of the Subordinated Notes for other Subordinated Notes, so that the varied Subordinated Notes or the substituted Subordinated Notes, as the case may be, become Qualifying Equivalent Securities.

For so long as the Guarantor or the Insurance Group is in breach of any applicable Solvency Capital Requirement, there shall be no distributions nor payments made pursuant to the Subordinated Notes, and such payments shall be deferred until such time as the applicable breach is rectified.

No sinking fund is provided for the Subordinated Notes.

The Subordinated Notes and related Guarantee are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness or Guarantor Senior Indebtedness, as applicable. Each Holder by accepting a Subordinated Note agrees to such subordination and authorizes the Trustee to give it effect.

By purchasing the Subordinated Notes, each Holder is deemed to agree and acknowledge that the Subordinated Notes and the related Guarantee shall be subordinated to the claims of all Senior Creditors on the terms and to the minimum extent necessary under BMA regulatory requirements as in effect on the date hereof so as to permit the Subordinated Notes to qualify as Tier 2 Capital of the Guarantor or the Insurance Group. The subordination provisions above shall be given effect prior to (a) with respect to the Subordinated Notes, the application of the subordination provisions of Article XIV of the Base Indenture and (b) with respect to the Guarantee, the application of the subordination provisions of Article V of the Fourth Supplemental Indenture and Article XI of the Base Indenture.

In the case of an Event of Default described in Section 4.1(b) of the Fourth Supplemental Indenture, the entire principal amount of the Subordinated Notes, together with accrued and unpaid interest (including Arrears of Interest) and any Additional Amounts thereon, will automatically become due and payable without any declaration or other action on the part of the Trustee or any Holder. The right of acceleration only applies upon the occurrence of an Event of Default as described in Section 4.1(b) of the Fourth Supplemental Indenture. Any failure to pay principal of the Subordinated Notes when due as a result of any of the applicable Conditions to Redemption not being satisfied shall not constitute an Event of Default under the Indenture or the Subordinated Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Subordinated Notes at any time by the Company, the Guarantor and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Subordinated Notes at the time Outstanding. The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the Subordinated Notes at the time Outstanding, on behalf of the Holders of all the Subordinated Notes, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Note and of any Subordinated Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Subordinated Note or such other Subordinated Note. Any amendment or modification to the Indenture or the Subordinated Notes shall require the prior consent of the BMA, if such consent is then required under the Group Supervision Rules and any amendment or modification made or purported to be made without such consent shall be void. The Company and the Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may amend or supplement certain provisions relating to the BMA, without the consent of any Holder to the extent determined reasonably necessary to comply with, or satisfy, regulations or requirements of the BMA relating to the Subordinated Notes, as determined by the senior management of the Issuer in good faith.

As provided in and subject to the provisions of the Indenture, the Holder of this Subordinated Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the Subordinated Notes that are Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, (iii) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the Subordinated Notes that are Outstanding a direction inconsistent with such written request during such 60-day period. The foregoing shall not apply to any suit instituted by any Holder of this Subordinated Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

This Subordinated Note is entitled to the benefit of the Guarantee set forth in Article XI of the Base Indenture.

No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Subordinated Note is registrable on the Security Register upon surrender of this Subordinated Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Subordinated Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner thereof for all purposes, whether or not such Subordinated Note be overdue, and none of the Company, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (and premium, if any on) or interest (including Arrears of Interest) on this Subordinated Note and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any indenture supplemental thereto or in any Subordinated Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company, the Guarantor or any successor entity thereof, either directly or through the Company, the Guarantor or any successor entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

This Subordinated Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 2.03 of the Base Indenture on transfers and exchanges of Global Notes.

THE INDENTURE (OTHER THAN SECTION 2.15 AND ARTICLE VII OF THE FOURTH SUPPLEMENTAL INDENTURE) AND THIS SUBORDINATED NOTE (OTHER THAN PARAGRAPHS 8

AND 11 ABOVE) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE. SECTION 2.15 AND ARTICLE VII OF THE FOURTH SUPPLEMENTAL INDENTURE AND PARAGRAPHS 8 AND 11 ABOVE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BERMUDA.

All capitalized terms used in this Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT
(Cust)

TEN ENT	- as tenants by the entireties	Custodian for:
(Minor)

JT TEN	- as joint tenants with rights of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of:
(State)

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Subordinated Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoint _______ agent to transfer this Subordinated Note on the Security Register. The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Subordinated Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Amount of Decrease in Stated Amount of the Global Note	Amount of Increase in Stated Amount of the Global Note	Stated Amount of the Global Note Following Such Decrease/Increase	Signature of Authorized Signatory of Trustee	Date